Exhibit 107

Calculation of Filing Fee Tables

F-3

(Form Type)

Prenetics Global Limited

(Exact Name of Registrant as Specified in its Charter)

Table 1: Newly Registered and Carry Forward Securities

	Security Type	Security Class Title	Fee Calculation or Carry Forward Rule	Amount Registered (1)	Proposed Maximum Offering Price Per Unit	Maximum Aggregate Offering Price	Fee Rate	Amount of Registration Fee	Carry Forward Form Type	Carry Forward File Number	Carry Forward Initial Effective Date	Filing Fee Previously Paid in Connection with Unsold Securities to be Carried Forward
Newly Registered Securities

Fees to Be Paid	—	—	—	—	—	—	—	—

Fees Previously Paid	—	—	—	—	—	—	—	—
Carry Forward Securities

Carry Forward Securities	Equity	Class A Ordinary Shares	Rule 415(a)(6)	57,160,008 (2)		$317,811,251.10 (6)	—	—	F-1	333-265284	June 30, 2022	$29,461.10

	Equity	Class A Ordinary Shares issuable on exercise of Warrants	Rule 415(a)(6)	7,792,898 (3)		$89,618,327.00 (6)	—	—	F-1	333-265284	June 30, 2022	$8,307.62

	Equity	Warrants to purchase 1.29 Class A Ordinary Shares	Rule 415(a)(6)	6,041,007 (4)		$2,235,172.59 (7)	—	—	F-1	333-265284	June 30, 2022	$207.20

	Equity	Class A Ordinary Shares	Rule 415(a)(6)	477,411 (5)		$2,391,829.11 (8)			F-1	333-265284	June 30, 2022	$221.72

	Total Offering Amounts					$412,056,579.80		$38,197.64

	Total Fees Previously Paid					$38,197.64

	Total Fee Offsets					$0.00

	Net Fee Due					$0.00

(1)

Pursuant to Rule 416 under the Securities Act of 1933, as amended (the “Securities Act”), includes an indeterminable number of additional Class A ordinary shares of Prenetics Global Limited (the “Company”), par value $0.0001 per share (“Class A Ordinary Shares”), that may be issued to prevent dilution from share splits, share dividends or similar transactions that could affect the Class A Ordinary Shares to be offered by the selling securityholders.

(2)

The number of Class A Ordinary Shares being registered for resale by the selling securityholders identified in this registration statement represents the sum of (i) 6,777,140 Class A Ordinary Shares issued to the PIPE Investors (as defined in the prospectus) consummated in connection with the Business Combination (as defined in the prospectus), (ii) 7,740,000 Class A Ordinary Shares issued to the Forward Purchase Investors (as defined in the prospectus) consummated in connection with the Business Combination, and (iii) 32,929,004 Class A Ordinary Shares issued to certain shareholders in connection with the Business Combination, including 9,713,864 convertible Class B ordinary shares of the Company issued to Da Yeung Limited on an as-converted basis.

(3)

Represents 7,792,898 Class A Ordinary Shares issuable upon exercise of the 6,041,007 warrants of the Company (“Warrants”), which represent the sum of (i) 1,500,000 Warrants issued to the Forward Purchase Investors and (ii) 4,541,007 shares issued to the Sponsor (as defined in the prospectus) in connection with the consummation of the Business Combination.

(4)

Represents (i) 1,500,000 Warrants issued to the Forward Purchase Investors and (ii) 4,541,007 shares issued to the Sponsor in connection with the consummation of the Business Combination. In accordance with Rule 457(g), the entire registration fee for such Warrants is allocated to the Class A Ordinary Shares underlying the Warrants, and no separate fee is payable for the Warrants.

(5)

Represents (i) 100,000 Class A Ordinary Shares issued to the Artisan Directors (as defined in the prospectus) in connection with the Business Combination and (ii) 377,411 Class A Ordinary Shares issued to Lucky Rider Investments Limited in connection with the Business Combination.

(6)

Calculated in accordance with Rule 457(c) under Securities Act, based on the average of the high and low prices of the Class A Ordinary Shares on the Nasdaq Stock Market LLC (“Nasdaq”) on May 24, 2022.

(7)	Calculated in accordance with Rule 457(c) under the Securities Act, based on the average of the high and low prices of the Warrants, on the Nasdaq on May 24, 2022.

(8)	Calculated in accordance with Rule 457(c) under the Securities Act, based on the average of the high and low prices of the Class A Ordinary Shares on the Nasdaq on June 6, 2022.
(9)

The Carry-Forward Securities consist of securities previously registered under the Registration Statement on Form F-1 (File No. 333-265284), initially filed with the Securities and Exchange Commission on May 27, 2022, and declared effective on June 30, 2022 (the “F-1 Registration Statement”), which securities remain unsold as of the date of this registration statement. Pursuant to Rule 415(a)(6) under the Securities Act, the registration fees relating to the Carry-Forward Securities under the F-1 Registration Statement will continue to be applied to such securities hereunder. The registrant paid a filing fee of $38,197.64 (calculated at the filing fee rate in effect at the time of the filing of the F-1 Registration Statement) relating to the Carry-Forward Securities, and no additional filing fee is due with respect to the Carry-Forward Securities in connection with the filing of this registration statement. During the grace period afforded by Rule 415(a)(5) under the Securities Act, the registrant may continue to offer and sell under the F-1 Registration Statement the Carry-Forward Securities being registered hereunder. To the extent that, after the filing date hereof and prior to the effectiveness of this registration statement, the registrant sells any Carry-Forward Securities under the F-1 Registration Statement, the registrant will identify in a pre-effective amendment to this registration statement the updated amount of Carry-Forward Securities from the F-1 Registration Statement to be included in this registration statement pursuant to Rule 415(a)(6) under the Securities Act and the updated amount of new securities to be registered on this registration statement. Pursuant to Rule 415(a)(6) under the Securities Act, the offering of Carry-Forward Securities under the F-1 Registration Statement will be deemed terminated as of the date of effectiveness of this registration statement.